Exhibit 10.11

                             STOCK PLEDGE AGREEMENT

Pledger: Mr. Daojun Wang
Pledgee: Jilin Tian Yao Science and Technology Limited Company

Where as Pledger and Pledgee have entered an Equity and Claim Transfer Agreement on May 11, 2007, in the agreement, Pledger agrees to pledge 95% of the outstanding shares of Jilin Yicaotang Pharmaceutical Co., Ltd. ("YCT") after the shares are transferred to Pledger, to ensure Pledger make payments to Pledgee according to the schedule listed in the Equity and Claim Transfer Agreement. This Stock Pledge Agreement is irrevocable, and is part of the Equity and Claim Transfer Agreement.

1. Collateral

     i) The collateral consists of the shares of YCT and any equity derived from the shares.

     ii)  The collateral is pledged to secure a payment of 8,500,000 RMB.

2. Claims

     i) Pledgee is entitled to a claim of 8,500,000 RMB over pledger pursuant to the Equity and Claim Transfer Agreement.

     ii) The claims of 8,500,000 RMB will be paid to Pledgee according to the schedule listed in the Equity and Claim Transfer Agreement.

     iii) Pledger has made the following declaration: 1. Pledger's decision to pledge the shares is made by him, and is his true intention. 2. Before this Stock Pledge Agreement is signed, Pledger has not pledged the shares of YCT to a party other than Pledgee, and before Pledger has made full payment to Pledgee according to the schedule in the Equity and Claims Transfer Agreement, Pledger will not pledge the shares of YCT to any party other than Pledgee.

     iv) Pledger agrees to not sign any agreements with a third party which the agreement may harm the execution of the Equity and Claims Transfer Agreement.

     v) If the Equity and Claims Transfer Agreement is modified, this Stock Pledge Agreement will be updated accordingly.

     vi) If this Stock Pledge Agreement is caused to be modified or altered, Pledger agrees to not reduce the responsibilities the Pledger has before the Agreement is modified or altered.

     vii) After this Stock Pledge Agreement is signed, Pledger is responsible to assist the pledge registration.

3. Defaults

     When any one of the following happens, Pledgee has the right to dispose the collateral and any equities it derived, the income will be used towards the payment to Pledgee according to the Equity and Claims Transfer Agreement.

     i) Pledger has made false statement in this Stock Pledge Agreement or failed to execute this Stock Pledge Agreement.

     ii) Pledger failed to make payment according to the payment schedule in the Equity and Claim Transfer Agreement.
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     iii) Pledger  failed to comply  with this  Stock  Pledge  Agreement  or the
          Equity  and  Claim  Transfer   Agreement.   Pledgee's  rights  on  the
          collateral includes (but not limited to) the following: 1. Claims the title of the collateral, thus replace the shareholder status of Pledger at YCT. 2. Dispose the collateral through transfer, sale, auction sell or other methods, Pledger has no rights to interfere.

4. Validity

     i)   This Stock Pledge  Agreement is effective once the Pledger has signed.
          ii) This Stock Pledge Agreement is valid until the Pledger has paid in full to the Pledgee.


Pledgee: Jilin Tian Yao Science and Technology Limited Company
Address: 509 Maoxiang Street, High-Tech Development Area, Changchun, Jilin,
         China


Signature: /s/ Lianqin Qu
          -------------------------------------
Name: Lianqin Qu, President



Pledger: Daojun Wang

Signature: /s/ Daojun Wang
          -------------------------------------


Date: May 11, 2007

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